Certain information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2.

                              OEM DISTRIBUTION AGREEMENT

This Agreement is entered into as of April 7,1997 between COMPUMEDICS SLEEP PTY. LTD. (ACN 006 854 897), a corporation organized and doing business under the laws of the Commonwealth of Australia, with its principal place of business at 1 Marine Parade, Abbotsford, VIC 3067, Australia ("CPL"), and MEDICAL GRAPHICS CORPORATION, a Minnesota corporation, with its principal place of business at 350 Oak Grove Parkway, St. Paul, Minnesota 55127-8599, United States of America ("MGC").


                                       RECITALS

1. CPL is in the business of designing, developing, marketing and distribution of diagnostic sleep systems, and MGC has expertise in designing, developing, marketing and distribution of cardiopulmonary diagnostic systems; and

2. CPL and MGC desire to combine their expertise to share in the rewards related to the OEM manufacture, sale and distribution by MGC of CPL's diagnostic sleep systems; and

3. CPL and MGC desire to further discuss entering into an OEM agreement for the sale and distribution, outside of the United States, by CPL of MGC's cardiopulmonary diagnostic systems.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties mutually covenant and agree as follows:

1.   DEFINITIONS

     1.1 "AGREEMENT" means this Agreement together with the Attachments which are attached hereto and which form an integral part hereof.

     1.2 "PRODUCTS" means the (a) products, software, accessories and supplies listed on Attachment A, (b) all repair, replacement and service parts for such products, software, accessories and supplies, (c) all operator and service instructions, manuals and documentation relating to the use and operation of such products, software, accessories and supplies, and (d) any enhancements, improvements, changes, additions, modifications and successor-generation products, software, accessories, supplies, parts, manuals and documentation now, heretofore or hereafter designed, manufactured, produced, fabricated, processed, sold or distributed by CPL.

     1.3   "TERRITORY" means and includes the United States of America.

     1.4 "CPL CONFIDENTIAL INFORMATION" means all information, knowledge, know how, experience, expertise and designs which have been or are in the future disclosed by or on behalf of CPL to MGC in connection with the Products or the business or other assets of CPL or which are otherwise obtained by MGC in connection with the Products or the business or other assets of CPL or which are generated by MGC in relation to the Products or the business or other assets of CPL or under this Agreement.

2.   APPOINTMENT

     2.1 RIGHTS. Subject to the terms and conditions of this Agreement, CPL hereby appoints MGC as a distributor of Products in the Territory. MGC acknowledges the CPL also has a distribution agreement with ResMed Inc. for all or part of the Territory. Compumedics acknowledges that ResMed Inc. has waived any exclusive rights to distribute the Products in the Territory. Except as the parties shall otherwise agree in writing, MGC shall have the right to market, sell, promote, distribute, service and repair, and offer to sell, service and repair, the Products in the Territory under MGC's name, logotypes and trademarks.

     2.2 NON-COMPETITION. Other than the distribution of the S-Series Product range by ResMed, Inc. under its distribution agreement or by some other distributor in substitution for ResMed, Inc. under a similar distribution agreement, CPL will not appoint or authorize, or directly or indirectly supply Products (including parts, components, services or assistance), or future products which compete with the Products, to any other persons who intend to, or may, or will market, sell, promote, distribute, license the use of, service or repair the Products in the Territory, or who have or are doing so.

           MGC agrees that, during the Term of this Agreement, it is not currently and will not directly or indirectly become involved with the development or manufacture or distribution of sleep diagnostic products that directly compete with the Products and without prior written permission from CPL.

           CPL agrees to forward to MGC for handling, all inquiries and sales and marketing leads received from or relating to the purchase, sale, distribution, use, service or repair of Products in the Territory or which are received from persons located or otherwise doing business in the Territory.

3.   GENERAL OBLIGATIONS OF MGC

     3.1 PROMOTION OF PRODUCTS. MGC agrees to promote and market the sale of Products in the Territory in reasonable and proper ways at its own expense.

     3.2 CUSTOMER SERVICE. MGC agrees to promptly offer to repair all failures of Products sold by it in the Territory which are reported by customers of MGC in good standing. Such repairs shall be performed in accordance with CPL's instructions and training for technical repairs, which CPL shall provide to MGC within sixty (60) calendar days after the Effective Date. During the warranty period only CPL agrees to provide replacement Products or repair parts for Products to MGC at CPL's cost, including shipping costs, for Products covered by CPL's product warranty as set forth in Paragraph 9.2 hereof. MGC may charge customers directly for all fees, costs and expenses incurred or imposed by MGC in connection with all repairs of the Products performed by MGC.

     3.3 PRODUCT MANAGER. MGC agrees to assign a named product manager to CPL's account to manage communications and for general liaison proposes.

     3.4 REPORTS. MGC agrees to make reports on its actual marketing and sales activity in the territory once each quarter during the term of this Agreement in the form as reasonably requested by CPL.

     3.5 RESALE AND SERVICE PRICES. MGC may sell, license the use of, repair and service the Products at such prices as MGC, in its sole discretion, shall determine.

     3.6 OTHER PRODUCTS. MGC intends to source and provide a full line of sleep diagnostic and therapy products. MGC is allowed to obtain, through agreements with other sources, such products as screeners and sleep therapy devices. Such products cannot be a full, 16-channel non-portable or lab-based polysomnography system. Additionally, MGC must inform CPL, in writing, 120 days prior to the effective date of any agreement for additional sleep diagnostic products, giving CPL the opportunity to provide a comparable product, if it so decides.
           If after the 120 day period CPL has not provided a comparable product, MGC is free to enter into an agreement with the other source and CPL is free to distribute any subsequently produced comparable product in the Territory unless distributed by MGC. It is CPL's intention to offer MGC a complete sleep diagnostic line by way of the range of new generation S-Series wireless head-box products.

4    GENERAL OBLIGATIONS OF CPL

     4.1 PRODUCTS. CPL agrees to sell Products to MGC at the prices set forth in Attachment B of this Agreement for demonstration, resale, repair and service purposes in the Territory, and agrees that such Products shall perform in accordance with CPL's latest applicable published specifications and its product warranty set forth in paragraph 9.2.

     4.2   PRODUCT LABELING.   CPL agrees to manufacture Products bearing
           designated MGC labeling as mutually agreed by the parties. Labeling includes modification to appropriate software displays as agreed to by the two parties.

     4.3 DELIVERIES. CPL agrees to process orders and deliver Products in a prompt and commercially reasonable manner; provided, that CPL shall deliver Products, ordered in accordance with Paragraph 5.2 hereof, not later than sixty (60) calendar days following order acceptance unless a later delivery date is specified by MGC. All Products shipped to MGC shall be new finished goods and CPL shall ensure that all such Products are packaged and labeled for transportation, distribution and sale in accordance with all applicable laws.

     4.4 NOTICE OF ADVERSE EVENTS. CPL agrees to promptly notify MGC of any reports of adverse events received by CPL from customers, distributors or others that may have caused or contributed to death or serious injury or that would likely cause or contribute to a death or serious injury if the event were to reoccur from the use of Products, or to recall, banning or other restrictions imposed upon Products by any regulatory agency whether relating to Products sold prior to or after the Effective Date.

     4.5 MARKETING AND SERVICE TRAINING. CPL agrees to provide training to MGC's designated personnel, in marketing, clinical applications, installation, use, maintenance and repair of Products, as reasonably required. Such training shall be free of charge and with respect to marketing, sales and clinical application training ("MARKETING TRAINING") shall take place in the location in the United States reasonably designated by MGC and agreed to by CPL (it being understood that all costs of providing the site for Marketing Training shall be borne by MGC) and with respect to installation, use, maintenance and repair training ("Service Training") shall take place in the United States at such location as is mutually agreed to by the parties (it being understood that all costs of providing the site for Service Training shall be borne by MGC) (it being further understood that in the case of both Marketing Training and Service Training, costs of travel, board and lodging shall be borne by CPL and MGC for their respective personnel). All training shall be conducted by persons qualified to conduct such training, at such dates and times as are mutually agreed to by CPL and MGC.

     4.6 COMMUNICATIONS. CPL agrees to inform MGC of designated contacts for communication and liaison with regard to orders and payments and technical and applications support.

     4.7 PROMOTIONAL MATERIALS. CPL shall furnish MGC a reasonable quantity of CPL's brochures, product photos, and transparencies relating to the Products, for use by MGC in preparing its own promotional and advertising materials.

     4.8 CPL SUPPORT. CPL shall provide to MGC a complete copy of the FDA 510(k) documentation for all of the Products and documentation demonstrating approval to safety standard UL 2601.1 for medical devices by either UL or ETL, for the Products. CPL will label the products by attaching a UL or ETL safety label to each product assembly. CPL shall provide engineering and service support for the Products for the term of this Agreement, particularly in regards to private labeling of software displays.

     4.9 PRODUCT CHANGES. CPL shall provide MGC written notice at its earnest convenience with respect to any proposed engineering change order or other modification, or change to any of the Products ("ECO").

     4.10 EXPORT DOCUMENTATION. CPL will be responsible for obtaining all Australian licenses and permits and for satisfying all formalities as may be required to export Products to MGC in accordance with then prevailing legislation and regulations.

5    ORDERS, DELIVERIES AND ACCEPTANCE

     5.1 MINIMUM PURCHASE. During the first year of the Term, MGC agrees to purchase from CPL a minimum of [CONFIDENTIAL TREATMENT REQUESTED] S-Series Product units at the prices agreed to in Attachment B of this Agreement. MGC agrees to order [CONFIDENTIAL TREATMENT REQUESTED] S-Series Product units as demonstration equipment within fourteen (14) days of the Effective Date. The purchase of the demonstration equipment will apply to the minimum purchase. MGC agrees to purchase an additional [CONFIDENTIAL TREATMENT REQUESTED] systems by May 30, 1997 under the standard terms of the Agreement. In years two and three of the term of the Agreement, MGC agrees to purchase a minimum of [CONFIDENTIAL TREATMENT REQUESTED]S-Series Product units per term year.

           To the extent MGC in good faith fails, or is unable, to meet such minimum requirements because of (a) delay by CPL in the performance of its obligations or deliveries of products, (b) FDA or other governmental filings have not been made or approvals granted, secured, or maintained, or (c) other acts or omissions of CPL, MGC shall be excused from meeting this minimum.

           Notwithstanding any provisions of this Agreement to the contrary, failure of MGC to meet the minimum purchase requirements shall not be deemed a breach of the agreement and will result only in the loss of the special pricing agreed to in Attachment B. Pricing for the S-Series Products will then, at the discretion of CPL, revert back to the standard distributor pricing established by CPL.

     5.2 ORDERS. MGC shall deliver written purchase orders for Products and spare parts to CPL in any reasonable manner specifying the desired date of shipment, the number of Product units or spare parts to be shipped, the options to be provided and indicating part numbers for each item at least 60 days prior to the requested delivery date.

           CPL shall acknowledge receipt and acceptance of orders in writing within seven (7) working days. CPL's written acceptance shall include the order origin and number, the date of receipt of the order, the unit prices and total order price, and the scheduled shipment date. CPL's acceptance of orders shall create a contract for sale and purchase on terms and conditions provided for in such purchase order, subject to the terms and conditions of this Agreement. In the event of any conflict between the terms and conditions of purchase orders and this Agreement, the terms and conditions of this Agreement shall apply.


     5.3 SHIPMENTS. CPL shall ship all Products and service parts ordered by MGC, "FCA" or "Free Carrier" (as defined in the then current version of INCOTERMS), to the destinations and via the means of transportation specified by MGC in the order, or, if none is specified, by an appropriate means which, in CPL's judgment, is consistent with the requirements of the order. MGC shall bear all transportation costs, and risk of loss and title shall pass to MGC upon delivery to freight forwarder designated by MGC. MGC shall make arrangement for its designated freight forwarder to accept delivery of the Products and service parts at the premises of CPL.

     5.4 IMPORT DUTIES. MGC shall pay all applicable United States import duties for Products and service parts ordered by MGC.

     5.5 ACCEPTANCE AND RETURNS. Within sixty (60) calendar days after the Effective Date, the parties shall establish acceptance test procedures ("ACCEPTANCE TEST PROCEDURES") for the Products, which shall become an integral part of the Agreement. Until such written procedures are established, CPL's published specifications for the Products shall serve as the criteria for acceptance of Products by MGC. The Acceptance Test Procedures may be modified by CPL at any time.

           MGC agrees to test Products in accordance with Acceptance Test Procedures and to notify CPL of any nonconformity, damage, discrepancy or shortages of Products within fourteen (14) calendar days of the date of receipt of such Products by MGC. Following such notice, CPL agrees to advise MGC within seven (7) working days of what action it will take to promptly correct such non-conformity, damage, discrepancy or shortage through delivery of conforming replacement Products or components thereof, or through other corrective actions. All shipping costs for replacement of nonconforming products shall be borne by CPL.

6    PRICES AND PAYMENT

     6.1 PRICE SCHEDULE. The prices to be paid by MGC for the first year of the Term for Products are set forth in U.S. dollars in Attachment B to this Agreement. Prices to be paid by MGC for service parts shall be quoted in U.S. dollars, and shall not exceed the OEM price list, published by CPL, for such parts. Shipping costs, for service parts and supplies, not covered under CPL's product warranty, would be paid for by MGC.

           Prices for the second and subsequent years of the Term shall be as mutually agreed, after parties take into account the variations to the costs of manufacture of the Products and the price movements of comparable products selling in the Territory in competition with the Products, provided that if minimum purchases described in Paragraph
           5.1 are achieved, then prices shall be lower than prices at which the same Products are provided to another distributor in the Territory in the same year. If minimum purchases are not achieved, then prices shall be set to CPL's then standard distributor pricing for the Territory.

     6.2 PAYMENTS. Payments to CPL for Products and service parts ordered by MGC shall be made in U.S. dollars by wire (telegraphic transfer) or
           (ACH) Automatic Clearing House transfer to the bank(s) designated by CPL payable within sixty (60) calendar days of invoice date from CPL. Any payment for delivered Products not made when due shall bear interest at the lesser of 8% per annum or the highest rate permitted by applicable law.

     6.3 TERMS FOR DEMONSTRATION EQUIPMENT. Payment for the demonstration equipment will be payable by June 30, 1997.

7    CONFIDENTIAL INFORMATION

     7.1 MGC shall hold the CPL Proprietary Information in strict confidence and shall not disclose any of the Proprietary Information to any person except in accordance with clause 7.3 or in any other case, on receiving the prior written consent of CPL.

     7.2 MGC shall only use the CPL Proprietary Information as is necessary to carry out the distribution of the Products and in particular MGC will not use any CPL Proprietary Information to MGC's own advantage or to the competitive disadvantage of CPL.

     7.3 MGC may disclose the CPL Proprietary Information to such persons who must have access to the information in connection with distribution of the Products and who have first executed a confidentiality undertaking in CPL's favour in a form acceptable to CPL.

     7.4 The obligations and restrictions of confidentiality imposed on MGC under this Agreement survive termination of this Agreement for any reason whatsoever and only terminate with respect to a part of the information when one of the conditions of clause 7.5 applies to that part.

     7.5   The provisions of clause 7.1 and 7.2 do not apply to:

           (a) information after it has entered into the public domain other than because of a breach of confidence by MGC or a breach of this Agreement by MGC;

           (b) the use or disclosure of information after MGC has received that information from a third party legally entitled to possess such information and provide it to MGC where such use or disclosure accords with the rights or permission lawfully granted to MGC by that third person; and

           (c) the disclosure by MGC of the minimum information necessary in order to comply with any applicable law or legally binding order of any governmental agency.

     7.6 Prior to any use or disclosure in reliance on clause 7.5 (c), MGC shall give notice to CPL of the full details of the circumstances of the proposed use or disclosure and of the relevant information to be used or disclosed. MGC shall give CPL a reasonable opportunity to:

           (a) challenge in a court of law or other appropriate body whether the proposed use of disclosure is in accordance with clause 7.5 (c);

           (b) minimize the amount of information which is disclosed; and

           (c) request that the information only be disclosed on confidential terms.

     7.7 On expiration or termination of this Agreement for any reason whatsoever or immediately on demand by CPL, MGC shall:

           (a) return to CPL all documents, reports, notes, memoranda, computer media or other material which record, contain or relate in any way to the CPL Proprietary Information (including all copies) and which were provided to or obtained by MGC or prepared by MGC as a result of or in connection with the performance of this Agreement or the Products;

           (b) delete entirely and permanently all of the CPL Proprietary Information from every computer disk or tape or electronic storage facility of any tape owned or used by MGC; and

           (c) despite anything else in this Agreement seeks to make use of the CPL Proprietary Information or any part of it for any purpose;

     and shall confirm in writing promptly when it has complied with these obligations.


8    INTELLECTUAL PROPERTY RIGHTS

     8.1 NON-WAIVER. Nothing in this Agreement shall be construed as a grant of any interest or right in the patents, technology, trade secrets, know-how or other intellectual property of CPL including with respect to the Products or future Products.

     8.2 TRADE MARKS AND TRADE NAMES. MGC shall not acquire, and specifically disclaims, unless otherwise specifically agreed in writing, any right or licenses in the name "Compumedics", or the name of any CPL affiliate, or any names or numbers related to the Products, or other products of CPL or its affiliates, or any other CPL or affiliate trademark or service mark, all of which are and shall remain the sole and exclusive property of CPL or its affiliates; provided, however, that CPL grants to MGC the limited right and license to use the trade names and numbers of Products for the purposes of this Agreement.

     8.3 DEFENSE OF RIGHTS. To the extent CPL becomes aware, or has reason to believe, that any patent, copyright, trademark, trade secret or other intellectual property right relating to any of the Products, are being infringed or otherwise used by any other person, CPL shall promptly notify MGC, and to the extent known of the material facts constituting the basis thereof. CPL shall, at its own expense, act as it sees fit to cause any such infringement or use to cease on a basis that results in the continued exclusive availability of the Products to MGC.

     8.4 SURVIVAL. The provisions of Paragraphs 8.1 and 8.2 shall survive any termination or expiration of the Agreement.

9    WARRANTIES

     9.1 GENERAL WARRANTIES. The parties mutually warrant that they have full power and authority to enter into this Agreement and that it does not conflict with any other agreements to which they are a party. CPL warrants that, to the best of its knowledge and belief, it owns or licenses all intellectual property contained in the Products, and that it knows of no third party claims which challenge its right to make or sell the Products.

     9.2 PRODUCT WARRANTY. CPL represents and warrants to MGC, for the benefit of MGC's customers, that any Product delivered to MGC pursuant to this Agreement at time of delivery, complies with all laws, rules and regulations applicable to the requirements for design, manufacturing, packaging and labeling of the finished product in the Territory, including current FDA Good Manufacturing/Quality System Regulations and UL 2601.1 safety approval requirements. CPL will possess a valid 510(k) marketing clearance for the Products, and that such Products otherwise comply with all FDA requirements including Medical Device Reporting.

           CPL further represents and warrants that Product delivered to MGC shall be new and unused and shall be free from defects in material and workmanship for at least 12 months from the date of installation at a MGC customer's location.

           The warranty against defects shall be in force for the shorter of the period ending 12 months from the date the corresponding Product is installed at a MGC customer location or for a period ending 15 months from the date of delivery of the corresponding Product to MGC. If MGC makes a claim with respect to this warranty it shall notify CPL in a timely manner and CPL shall perform as described in Paragraph 3.2, provided that the failure of MGC to give timely notice shall not affect its rights except to the extent that CPL demonstrates that a material substantive or procedural rights was materially impaired by such failure. CPL shall honor claims of MGC's customers under this warranty.

     9.3 MGC'S OBLIGATION. Upon installation of the Product, MGC shall complete and return to CPL an installation report, provided by CPL. MGC shall give written notice to GPL of defective Product and parts covered by this warranty. MGC shall be responsible for removing the defective Product part and returning such part to CPL, per CPL's prearranged return authorization instructions, at CPL's expense, with all shipping and insurance charges prepaid by CPL. All service costs and shipping costs on the return of the Products, not covered by the warranty, shall be paid by MGC.

     9.4 SCOPE OF WARRANTY. THIS WARRANTY AND THE PROVISIONS OF SECTION 4.1 IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS PROVIDED IN PARAGRAPH 3.2 AND THIS
           SECTION 9, CPL SHALL HAVE NO FURTHER OBLIGATION OR LIABILITY WITH RESPECT TO THE PRODUCT OR ITS SALE, OPERATION AND USE, AND CPL NEITHER ASSUMES, NOR AUTHORIZES THE ASSUMPTION OF, ANY OBLIGATION OR LIABILITY IN CONNECTION WITH SUCH PRODUCT.

     9.5 COMPLAINTS. Each party will promptly notify the other of complaints received concerning the Products, and MGC will, in consultation with CPL, determine the appropriate action(s) in compliance with all Medical Device Reporting requirements of the Safe Medical Devices Act of 1990 and the FDA regulations promulgated thereunder. A copy of each Medical Device Report to be submitted by CPL shall be delivered to MGC at least two business days prior to its submission to the FDA.

     9.6 INSURANCE. Each party warrants to the other that it is currently insured and covenants that at all times during the term of this Agreement it will maintain a comprehensive general liability insurance policy which (i) sufficient to adequately protect against risks associated with its ongoing business, including the risks which might possibly arise in connection with the transactions contemplated by this Agreement, and (ii) provides that it cannot be terminated or canceled without giving the other party 30 days prior written notice. Proof of such insurance shall be provided to one party by the other.

     9.7 SERVICE SUPPORT. MGC shall be responsible for installation, operator training and ongoing service for all Products that it shall sell during the Term of this Agreement as provided in Paragraph 3.2. CPL shall provide necessary technical support to MGC for the production of new operator and service manuals.

     9.8   REMEDIES FOR BREACH OF WARRANTY.  The remedies provided in this
           Section 9 are MGC's SOLE and EXCLUSIVE REMEDIES for the breach of this warranty. In no event shall CPL be liable for (a) damages, including without limitations incidental, collateral, or consequential damages, or (b) repair or replacement costs incurred without it prior written consent.

10   INDEMNIFICATION

     10.1 INDEMNIFICATION BY MGC. MGC shall and does hereby agree to indemnify and hold harmless CPL and its affiliates from any and all liability, loss, cost, injury, damage, demand and expense (including, without limitation, reasonable attorneys' fees) of any kind whatsoever arising out of, on account of, or in connection with (a) any instruction, specification or labeling supplied by MGC regarding the Product, unless CPL has concurred with such instruction, specification or labeling in writing; (b) any modification of the Product or parts therefor by MGC not approved in writing by CPL; 1(c) any combination of the Products by MGC with any product or accessories without prior written approval of CPL; (d) any use of the Product by MGC in a manner other than as prescribed in writing by CPL; or (e) any distribution, marketing, sale, installation, servicing or repair of the Product by MGC not consistent with any direction received from CPL. In no event shall MGC be liable for any special, consequential or indirect loss or damages, including, but not limited to, loss of revenue, cost of capital, claims of customers for service interruption, and costs incurred in connection with substitute facilities or supply sources suffered by CPL arising out of said action, including restraining orders or injunctions. This indemnity shall not be affected or terminated by reason of the termination or expiration of this Agreement.

     10.2 INDEMNIFICATION BY CPL. CPL shall and hereby does agree to indemnify and hold harmless MGC and its affiliates from and against any and all liability, loss, cost, injury, damage, demand and expense (including, without limitation, reasonable attorneys' fees) of any kind whatsoever arising out of, on account of, or in connection with (a) any design, assembly or manufacturing defect or failure of any Product, and (b) any infringement of any third parties' intellectual property rights (including, without limitation, any patent, trademark or copyright) arising directly from the distribution of Products by MGC in the Territory, in accordance with this Agreement, in the form as supplied by CPL. Should any claim or allegations of infringement be received by MGC, MGC shall immediately notify CPL and shall cooperate (provided that such cooperation does not require MGC to incur costs or expenses) with CPL in promptly resolving the matter. However, in no event shall CPL be liable for any special, consequential or indirect loss or damages, including, but not limited to, loss of revenue, cost of capital, claims of customers for service interruption, and costs incurred in connection with substitute facilities or supply sources suffered by MGC arising out of said action, including restraining orders or injunctions. This indemnity shall not be affected or terminated by reason of the termination or expiration of this Agreement.

     10.3 COOPERATION AMONG CPL AND MGC. CPL and MGC shall fully cooperate with each other (at the cost and expense of the party requesting the cooperation):

           (a) in the defense of any action brought by a third party against one or the other of them or both of them based upon the claims contemplated by paragraph 10.1 or 10.2 above; and

           (b) in seeking to secure licenses from such third parties who may be asserting that the Products or parts thereof infringe their patent or other intellectual property rights, which licenses shall be on terms acceptable to CPL (the relevant license fee shall be borne by CPL).

     10.4  LIMITATION OF LIABILITY
           ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL EITHER PARTY (CPL OR MGC) OR THEIR AFFILIATES BE LIABLE TO THE OTHER OR ITS AFFILIATES FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY LOST PROFITS OR LOST OPPORTUNITIES,

           DIRECTLY OR INDIRECTLY ARISING FROM THE PERFORMANCE, FAILURE TO PERFORM, OR BREACH OF THIS AGREEMENT.

11   REGULATORY COMPLIANCE

     11.1 FDA COMPLIANCE. CPL shall be responsible to ensure that the marketing clearance, design and production of the Products conform to the laws and regulations administered by the U.S. Food and Drug Administration ("FDA") including FDA Good Manufacturing (GMP) and Quality System Regulation (QSR) requirements. MGC shall use its best efforts to assist CPL in such compliance (provided that such assistance does not require MGC to incur costs or expenses).

           CPL appoints MGC as its agent within the Territory for collecting Product failure data, reports of adverse events and customer complaints involving the Products as required by the rules of the FDA, and MGC accepts such appointment. MGC shall provide CPL with a monthly summary of product failures known to MGC in the format which CPL shall specify and MGC shall promptly notify CPL of all reports of actual or threatened permanent injury or death attributed to the Products and known to MGC and all complaints received by MGC from customers regarding the Products.

           MGC shall have the right, at its own expense, to conduct periodic GMP/QSR inspections of CPL's manufacturing facilities to confirm compliance with the foregoing and the representations in Paragraph
           9.2. CPL will notify MGC within fourteen (14) days on any inspection reports or warning letters received from the FDA relating to the Products.

     11.2 NON-FDA COMPLIANCE. MGC shall be responsible for complying with any laws, regulations or rules, other than those administered by the FDA, which may be applicable to the marketing, selling or servicing of the Product in the Territory, with the exception of UL 2601.1 safety approval as described in Section 4.8.

     11.3 ISO 9001. MGC shall have the right, at its own expense, to conduct periodic inspections and to gather information regarding CPL's manufacturing practices to confirm compliance with ISO 9001 requirements.

12   TERM AND TERMINATION

     12.1 TERM. This Agreement shall go into force April 1, 1997 (the "Effective Date") and shall continue in force from the Effective Date hereof for an "Initial Term" of three (3) years, and shall renew automatically thereafter, year by year, for an "Extended Term" of one year, unless sooner terminated by either party as provided herein.

     12.2 TERMINATION WITHOUT CAUSE. Either Party may terminate this agreement without cause by written notice to the other party given not less than three (3) months prior to the end of the Initial Term, or three
           (3) months prior to the end of the then-current Extended Term.

     12.3  TERMINATION WITH CAUSE.
           (a) In the event that the ability of one party (the "Changed Party") to comply fully with the terms of this Agreement ceases or, in the reasonable judgment of the other party, is substantially and adversely altered, in each case, as a consequence of (i) any action taken by governmental, judicial or any other legal authority; or (ii) a substantial change in the financial condition, ownership, or control of the Changed Party, the other party shall have the right to terminate this Agreement with immediate effect upon written notice to the Changed party.

           (b) In the event that any material breach by one party occurs and remains uncorrected ninety (90) calendar days after written notice by the other party to the breaching party that such a breach exists, the non-breaching party will have the right to terminate this Agreement with immediate effect after such ninety
               (90) day period.

     12.4 EFFECT OF TERMINATION. In addition to the survival of specific provisions as provided elsewhere in this Agreement, the following shall apply in the event of termination:

           (a) MGC's payment obligations hereunder shall survive until fully discharged;

           (b) unless CPL repurchases such Products from MGC, MGC may continue marketing of the Product units in its inventory on a non-exclusive basis after termination until such inventory is exhausted; and

           (c) For a period of one calendar year following the termination of this Agreement, MGC shall have the right to continue providing repair and replacement services to customers which have purchased Products from MGC, and CPL shall continue to provide to MGC repair, replacement and service parts for such Products upon the same terms and conditions, including CPL warranty obligations and price, as set forth in this Agreement.

13   MISCELLANEOUS PROVISIONS

     13.1 FORCE MAJEURE. If the performance of any obligation hereunder (except for the making of payments) is restricted, prevented or interfered with by any reason or force majeure, such performance shall be excused and such excuse shall continue as long as the condition constituting such force majeure continues, plus 30 days after the termination of such condition; provided that the party whose performance is postponed by such an event shall exert its best reasonable business efforts to remove such obstacle. For the purposes of this Agreement, force majeure is defined as follows: Causes beyond the reasonable control of CPL or MGC, including acts of God, acts, compliance with regulations, laws, administrative rulings, recommendations or sanctions of any government or governmental agency (including, without limitation, the FDA), civil commotion, destruction of production facilities or material by fire, earthquake or storm, epidemics and failure of public utilities.

     13.2 INDEPENDENT CONTRACTORS. MGC and CPL are independent contractors under the terms of this Agreement and neither may or shall act as an agent or legal representative of the other for any purpose and neither has any right or authority to assume or create any obligation of any kind, express or implied, on behalf of the other or bind the other.

     13.3 ASSIGNMENT. Neither party shall have the right to assign or transfer its rights under this Agreement in whole or in part, by operation of law, or otherwise, without the prior written consent of the other party, and any such attempted assignment without such consent shall be void, except that MGC shall as a part of any internal business or corporate restructuring have the right to assign this Agreement and any rights hereunder to any affiliate of MGC or to a purchaser of the entire business of MGC to which this Agreement pertains, or to a purchaser of a major part of the assets of MGC's business to which this Agreement pertains, without the prior written consent of CPL.

     13.4 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes and cancels all prior agreements and understandings, if any, between the parties concerning the subject matter hereof.

     13.5 SEVERABILITY. Should any provision of this Agreement be finally determined to contravene any applicable law or governmental regulation, thereupon such provision shall be automatically terminated and performance thereof by both parties waived, or should such provision be considered by either party to be an essential element of this Agreement, the parties hereto shall negotiate a new lawful provision consistent with the original intent and agreement of the parties.

     13.6 GOVERNING LAW. The parties hereto agree that, to the extent that any dispute arises out of this Agreement, any action or proceedings initiated by MGC with respect to any such claims shall be governed in all respects by the laws of the State of Victoria, Australia and any action or proceedings initiated by CPL with respect to any such claims shall be governed in all respects by the laws of the State of Minnesota, excluding all choice of law rules and excluding the United Nations Convention of the Sale of Goods.

     13.7 AMENDMENT. This Agreement may only be amended or modified in writing, signed by duly authorized persons of each party.

     13.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed delivered upon (a) personal delivery in hand, (b) 24 hours after transmission by telefax, if receipt is confirmed by telephone call to the recipient addressee, (c) 3 days after deposit, charges prepaid, with a recognized international courier, or (d) five (5) days after deposit in the mail, registered or certified mail, charges prepaid, addressed to the parties at their respective addresses specified herein:

           If to MGC:

           Medical Graphics Corporation
           350 Oak Grove Parkway
           St. Paul, Minnesota 55127-8599
           Attention:    Christopher Hutchison
           Telefax: (612) 484-8941
           Telephone: (612) 484-4874

           if to Compumedics:

           Compumedics Pty., Ltd.
           1 Marine Parade
           Abbotsford VIC 3067
           Australia
           Attention:    David Burton
           Telefax: (613) 9419 5488
           Telephone: (613) 9419 5433

           or to such other addresses as may be specified in the same manner by the respective party by written notice.

     13.9 PROCEEDINGS. The parties hereto agree that, to the extent that any dispute arises out of this Agreement, any action or proceedings initiated by MGC with respect to any such claims shall be under the jurisdiction of the courts of Victoria and the Commonwealth of Australia, located in Melbourne, Australia. Any action or proceedings initiated by CPL shall be under the jurisdiction of the state and federal courts located in the State of Minnesota, U.S.A. The parties irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The prevailing party in any such proceeding shall be entitled to recover from the other its costs and expenses, including reasonable attorneys' fees, incurred in connection with such proceeding.

     13.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed an original hereof.

SIGNATURES

For COMPUMEDICS PTY., LTD.:


By: /s/ David Burton
    ------------------------------------------------------

Title: Managing Director
       ---------------------------------------------------


For MEDICAL GRAPHICS CORPORATION:

By: /s Christopher Hutchinson
    ------------------------------------------------------

Title: Senior Vice President, Sales and Marketing
       ---------------------------------------------------

                                  ATTACHMENT

                                   PRODUCTS

A S-Series Unit consists of the Preamplifier Assembly, an A/D and a DSP Board, S-Series On-line software and Replay software. The Preamplifier Assembly includes a head box and interface cable. An additional Preamplifier Assembly may be purchased for each S-Series system (providing 2-bed operation). On-line and Replay software may also be purchased separately to accommodate networked, multi-bed installations.

The Agreement also covers all future S-Series products, including S-Series telemetry based products to be developed by CPL.

                                 ATTACHMENT B

                                   PRICING

Pricing for first year of the Term (and thereafter in accordance with paragraph 6.1).

A purchased S-Series Unit consists of the Preamplifier Assembly, an A/D-DSP Board, S-Series On-line software and Replay software. An additional Preamplifier Assembly may be purchased for each S-Series system (providing 2-bed operation).

Purchase price, in U.S. dollars, charged to MGC by CPL, excluding all duties, freight and insurance costs, which shall be paid by MGC, is as follows:

     S-Series Hardware and Software
       S-Series Preamplifier Assembly        [CONFIDENTIAL TREATMENT REQUESTED]
       A/D and DSP Boards                    [CONFIDENTIAL TREATMENT REQUESTED]
       Combined On-line and Replay Software  [CONFIDENTIAL TREATMENT REQUESTED]
       Stand alone Replay Software           [CONFIDENTIAL TREATMENT REQUESTED]

                                     ATTACHMENT C

                                RETURN GOODS PROCEDURE

To be Provided by CPL.

              OEM DISTRIBUTION MEMORANDUM OF UNDERSTANDING (ODMOU)
                   BETWEEN COMPUMEDICS SLEEP (CS) PTY LTD AND
                    MEDICAL GRAPHICS CORPORATION (MGC). USA

1. Compumedics grant MGC non-exclusive distribution rights of CS P-Series products for the Hospital Products market in USA, under similar terms and conditions to the existent MGC and CS S-Series OEM Distribution Agreement dated April 7, 1997.
2. MGC have limited access to CS P-Series products for the USA Home Market on a basis of supplying to valued customers or special case research reference sites.
3. The pricing of AUD$[CONFIDENTIAL TREATMENT REQUESTED] will apply for Special P-Series Package Pricing (which consists of 1 X P-Series plus 4X software licenses each containing Remote, P-Manager, Replay) when orders are greater than or equal to the following listed P-Series quantities;
2. The execution of this ODMOU will constitute an order for [CONFIDENTIAL TREATMENT REQUESTED units for Quarter 1 of 1998. The payment terms of this order will be extended for 30 days greater than the standard terms of payment per the above mentioned OEM Agreement. This extended payment term is a one of provision to allow for the delays in start-up documentation relating to the ODMOU.
3.   Quarter 2 of 1998-[CONFIDENTIAL TREATMENT REQUESTED] units
4.   Quarter 3 of 1998-[CONFIDENTIAL TREATMENT REQUESTED] units
5.   Quarter 4 of 1998-[CONFIDENTIAL TREATMENT REQUESTED] units
6.   Quarter 5 of 1999-[CONFIDENTIAL TREATMENT REQUESTED] units
7.   Quarter 6 of 1999-[CONFIDENTIAL TREATMENT REQUESTED] units
8.   Quarter 7 of 1999-[CONFIDENTIAL TREATMENT REQUESTED] units
9.   Quarter 8 of 1999-[CONFIDENTIAL TREATMENT REQUESTED] units
10.  Quarter 9 of 2000-[CONFIDENTIAL TREATMENT REQUESTED] units
11.  Quarter 10 of 2000-[CONFIDENTIAL TREATMENT REQUESTED] units
12.  Quarter 11 of 2000-[CONFIDENTIAL TREATMENT REQUESTED] units
13.  Quarter 12 of 2000-[CONFIDENTIAL TREATMENT REQUESTED] units
     Note 1. Where each unit refers to [CONFIDENTIAL TREATMENT REQUESTED] for Special P-Series Package which consists of Z P-Series plus 4 X software licenses each containing Remote, P-Manager, Replay.
     Note 2: Prior to the closing of each calendar month the ordering requirements for the next month will be confirmed in writing to CS Operational Manager to allow appropriate production planning time.
4.   Where the ordering quantities do not conform to quantities as outlined in section 3 above, then standard International prices ([CONFIDENTIAL TREATMENT REQUESTED]% discount from list price) will apply.
5. MGC will provide master support, training and warranty for CS P-Series and S-Series products for RM (as outlined in SMOU Agreement).
6. MGC will pay RM a [CONFIDENTIAL TREATMENT REQUESTED]% spotting fee as determined by a separate Spotting Fee Agreement (SFMOU) between the two Parties RM and MGC, for RM initiated S-Series and P-Series Hospital Market leads, whcih eventuate as MGC sales.
7. RM will reciprocate section 6 above by paying MGC a [CONFIDENTIAL TREATMENT REQUESTED]% spotting fee as determined by a separate Spotting Fee Agreement (SFMOU) between the two Parties RM and MGC, for MGC initiated S-Series and P-Series Home Market leads, which eventuate as RM sales.
8. MGC's compliance with the terms of this agreement will provide MGC with the exclusive OEM distribution of any replacement product.

We the undersigned agree to points 1 to 8 above.
/s/ David Viele                   /s/ David Burton
------------------------------    -------------------------------------------
Mr. David Viele                   David Burton
Medical Graphics Corporation      Managing Director, Compumedics Sleep Pty Ltd
Dated:  7th December, 1997        Date:  7th December, 1997

                     ADDENDUM TO OEM DISTRIBUTION AGREEMENT AND
                         MEMORANDUM OF UNDERSTANDING BETWEEN
                             COMPUMEDICS SLEEP PTY. LTD.
                           AND MEDICAL GRAPHICS CORPORATION

                                   DECEMBER 1, 1998

This Addendum, dated December 1, 1998, is made by and between Medical Graphics Corporation (MGC) and Compumedics Sleep Pty. Ltd. (Compumedics). Provisions within supersede all other documents related to transfer pricing for products purchased by MGC from Compumedics. This addendum serves to modify these specific items listed. All other provisions of the Agreement (April 7, 1997), Amendment to Agreement (June 1, 1997), and Memorandum of Understanding (December 7, 1997) remain in effect.

1. Pricing - Effective December 1, 1998, the transfer pricing for Compumedics products sold to MGC is as follows. Furthermore, any of these systems which are currently on order, and have not been shipped, will be invoiced at these prices. For any system currently on order, which has been shipped prior to the date of this Agreement, the Old Transfer Pricing will apply.



 PS~QUEST (S-SERIES) PRICING                            MGC/COMPUMEDICS          OLD TRANSFER      NEW TRANSFER         CHANGE
                                                         PART NUMBERS               PRICE              PRICE
---------------------------------------------------------------------------------------------------------------------------------
 SLEEP SYSTEM HARDWARE                                    790146-00 &             [CONFIDENTIAL      TREATMENT      REQUESTED]
                                                          700965-001
 Preamplifier Model 111, with 11 AC-isolated            SYS-SLPOEMITEM2
 preamplifier boards for EEG, ECG, EMG, EOG;
 specific boards for microphone, respiratory
 effort, airflow, SAO, and patient position;
 Patient Interface Box

 Preamplifier Model 121, 18-Channel with 6 AC-              Pending               [CONFIDENTIAL      TREATMENT      REQUESTED]
 isolated preamplifier boards for EEG, ECG, EMG,
 EOG; specific boards for microphone,
 respiratory effort, airflow, SAO, and patient
 position; Patient Interface Box

 Preamplifier Model 121, 24-Channel with 11 AC-           790146-101/             [CONFIDENTIAL      TREATMENT      REQUESTED]
 isolated preamplifier boards for EEG, ECG, EMG,        SYS-SLPOEMITEM3
 EOG; specific boards for microphone,
 respiratory effort, airflow, CPAP pressure,
 SAO, and patient position; Patient Interface
 Box

 One (1) A-to-D & DSP Board Set                         753074-001 SW-            [CONFIDENTIAL      TREATMENT      REQUESTED]
                                                         SYS-SLPITEM17

 SLEEP SYSTEM SOFTWARE



 PS~QUEST (S-SERIES) PRICING                            MGC/COMPUMEDICS          OLD TRANSFER      NEW TRANSFER         CHANGE
                                                         PART NUMBERS               PRICE              PRICE
---------------------------------------------------------------------------------------------------------------------------------
 PS-Quest Workstation Software with License:            790133-001 SW-            [CONFIDENTIAL      TREATMENT      REQUESTED]
 Polygraph, Replay and Data Manager for Windows         PKCMWWKSTN200EM
 NT

 PS-Quest Reader Station Software with License:           790134-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 Replay and Data Manager for Windows NT               SW-PKCMWREAD2.00EM

 PS-Quest Viewing Station Software with License:          790141-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 Replay and Data Manager for Windows NT               SW-PKCMWREADL200EM

 Time-Synchronized Video Monitoring Software for          149028-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 PS-Tracker Reader Station

 SLEEP SYSTEM HARDWARE

 PS~Tracker Main Unit (18 channels), Patient              790143-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 Interface Box and cable, 2-Ni-MN batteries &            SYS-PS2ITEM1B
 charger, 20MB memory card, protective leather
 case, carrying case, D.C. power supply, serial
 lead, oximeter probe and PS~Tracker Sensor Pak
 (includes reusable sensors and probes)

 PS~Tracker Main Unit (18 channels), Patient              790143-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 Interface Box and cable, 2-Ni-MN batteries &          SYS-PS2ITEM4-1U &
 charger, 20MB memory card, protective leather           SYS-PS2ITEM1B
 case, carrying case, D.C. power supply, serial
 lead, oximeter probe and PS~Tracker Sensor Pak
 (includes reusable sensors and probes) with
 PS~Tracker Reader Station Software with License
 and Operator Manuals: Portable Manager,
 Portable Monitoring, Replay/Analysis and Data
 Manager for Windows 95

 SLEEP SYSTEM SOFTWARE

 PS~Tracker Reader Station Software with License          790143-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 and Operator Manuals:  Portable Manager,             SW-PKCMWREAD2.00EM+
 Portable Monitoring, Replay Analysis and Data          SYS-PS2ITEM4A+
 Manager for Windows 95                                  SYS-PS2ITEM4B

 PS~Tracker Software with License and Operator            790144-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 Manuals: Portable Manager and Portable                 SYS-PS2ITEM4A+
 Monitoring                                              SYS-PS2ITEM4B

                                                            23


 PS~QUEST (S-SERIES) PRICING                            MGC/COMPUMEDICS          OLD TRANSFER      NEW TRANSFER         CHANGE
                                                         PART NUMBERS               PRICE              PRICE
---------------------------------------------------------------------------------------------------------------------------------


 PS~Tracker Physician Viewing Station Software            790141-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 with License:  Replay and Data Manager for           SW-PKCMWREADL2.00EM
 Windows 95

 Time-Synchronized Video Monitoring Software for          149028-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 PS~Tracker Reader Station



2. Territory - MGC maintains exclusive distribution rights for all S~Series products in all hospital, clinics, physician offices, and free-standing sleep centers in the United States. Additionally, MGC has exclusive rights to sell the P-series in the hospital marketplace and non-exclusive rights to sell the P-series in clinics, physician offices, and free-standing sleep centers.

3. TERM AND TERMINATION - This Agreement remains in effect per the original Agreement (April 6, 2000) and MOU (December 6, 2000). It shall renew automatically thereafter, year by year, for an "Extended Term" of one year, unless sooner terminated by either party as provided herein.

           (a) In the event that either MGC or Compumedics fails to comply fully with the terms of this Agreement, the other party shall have the right to terminate this Agreement with immediate effect upon written notice to the other.

           (b) In the event MGC does not meet agreed upon sales minimums for any 90 day period, Compumedics may cancel the Agreement upon 90 day written notice. Minimum sales volume is as follows:

                    Period November 19, 1998 to June 30, 1999 - $[CONFIDENTIAL TREATMENT REQUESTED] million USD inclusive of current back orders.

                    Period July 1, 1999 to December 31, 1999 - $[CONFIDENTIAL TREATMENT REQUESTED] million USD

4. EFFECT OF TERMINATION - In addition to the survival of specific provisions as provided elsewhere in this Agreement, the following shall apply in the event of termination:

           (a) MGC's payment obligations hereunder shall survive until fully discharged;

           (b) Unless Compumedics repurchases such Products from MGC, MGC may continue marketing of the Product units in its inventory on a non-exclusive basis after termination until such inventory is exhausted; and

           (c) For a period of one calendar year following the termination of this Agreement, MGC shall have the right to continue providing repair and replacement services to customers which have purchased Products from MGC, and Compumedics shall continue to provide to MGC repair, replacement and service parts for such Products upon the same terms and conditions, including Compumedics warranty obligations and price, as set forth in this Agreement.

5. CUSTOMER SUPPORT FOR P~SERIES SYSTEMS NOT SOLD BY MGC - MGC will provided training, installation, technical phone support, and warranty repair for future customers of Compumedics products sold through other distribution in the United States per the following:

     - Training - $[CONFIDENTIAL TREATMENT REQUESTED] per 3 day class. Up to 3 persons can attend the class per customer site. (Expense for travel are the customers responsibility as are not included in the price.
     - Installation, technical phone support, and warranty repair - $[CONFIDENTIAL TREATMENT REQUESTED] per P~System. Support will be provided for only Compumedics hardware and software. Support is NOT included for computer hardware or software networking, or any peripherals.

6. CUSTOMER SUPPORT FOR RESMED P~SYSTEMS SOLD PRIOR TO THIS AGREEMENT - MGC will provide technical phone support and warranty repair for customers that purchased P-Series systems from Resmed Corporation and those customers provided equipment for the Sleep Heart Health Study (SHHS) at the service rates stated below:

     -     Phone support - $[CONFIDENTIAL TREATMENT REQUESTED]  per occurrence
     -     Repair - $[CONFIDENTIAL TREATMENT REQUESTED] per hour plus parts
     - Loaner - $[CONFIDENTIAL TREATMENT REQUESTED]/month plus shipping (minimum 30 days)

     Invoicing will be to Compumedics for warranty service. Customer may choose to have service contract quoted from MGC.

7. ESTABLISHMENT OF COMPUMEDICS USA BASE - MGC will make available to Compumedics suitable office and other space at current commercial rates which will be utilized for Compumedics USA business manager. The Compumedics Business Manager will maintain a demand management plan specific to MGC ordering requirements and maintain a sales office to provide support for MGC and all other distribution outlets in the United States. At an appropriate time and at a sole discretion of Compumedics this office can be moved from MGC upon 30 days written notice.



We understand and agree to all points stated above.



/s/ Richard Jahnke
-------------------------------------   --------------------------------------
Richard Jahnke, CEO                     Date
CEO, Medical Graphics Corporation



/s/ David Burton
-------------------------------------   --------------------------------------
David Burton, Managing Director         Date
Compumedics Sleep Party

                     ADDENDUM TO OEM DISTRIBUTION AGREEMENT AND
                         MEMORANDUM OF UNDERSTANDING BETWEEN
                             COMPUMEDICS SLEEP PTY. LTD.
                           AND MEDICAL GRAPHICS CORPORATION

                                    MARCH 8, 1999

This Addendum is made by and between Medical Graphics Corporation (MGC) and Compumedics Sleep Pty. Ltd. (Compumedics). Provisions within supersede all previous documents related to transfer pricing for products purchased by MGC from Compumedics. This addendum serves to modify these specific items listed. All other provisions of the Agreement (April 7, 1997), Amendment to Agreement (June 1, 1997), and Memorandum of Understanding (December 7, 1997), and the Memorandum of Understanding (September 1998) remain in effect.

1. Pricing - Effective January 1, 1999 the transfer pricing for Compumedics products sold to MGC is as follows.


 PS~QUEST (S-SERIES) PRICING                            MGC/COMPUMEDICS          OLD TRANSFER      NEW TRANSFER         CHANGE
                                                         PART NUMBERS               PRICE              PRICE
----------------------------------------------------------------------------------------------------------------------------------
 SLEEP SYSTEM HARDWARE                                    790146-001/             [CONFIDENTIAL      TREATMENT      REQUESTED]
                                                         9002-1035-00
 Preamplifier Model 111, with 11 AC-isolated
 preamplifier boards for EEG, ECG, EMG, EOG;
 specific boards for microphone, respiratory
 effort, airflow, SAO, and patient position;
 Patient Interface Box

 Preamplifier Model 121, 19-Channel with 14 AC-           790607-202              [CONFIDENTIAL      TREATMENT      REQUESTED]
 isolated preamplifier boards for EEG, ECG, EMG,         9402-0011-00
 EOG; nasal pressure; Patient Interface Box

 Preamplifier Model 121, 24-Channel with 20 AC-           790146-101              [CONFIDENTIAL      TREATMENT      REQUESTED]
 isolated preamplifier boards for EEG, ECG, EMG,         9402-0007-00*
 EOG; Nasal pressure; Patient Interface Box

 One (1) A-to-D & DSP Board Set                           753074-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
                                                        ASY-COMA2D008 &
                                                         ASY-COMDSP008

 Inductive Cards, Ver 9, Isolated                        9002-0010-09             [CONFIDENTIAL      TREATMENT      REQUESTED]

 SLEEP SYSTEM SOFTWARE
 PS-Quest Workstation Software with License:              440130-001/             [CONFIDENTIAL      TREATMENT      REQUESTED]
 Polygraph, Replay and Data Manager for Windows           790133-001
 NT


                                      27



 PS~QUEST (S-SERIES) PRICING                            MGC/COMPUMEDICS          OLD TRANSFER      NEW TRANSFER         CHANGE
                                                         PART NUMBERS               PRICE              PRICE
----------------------------------------------------------------------------------------------------------------------------------
 PS-Quest Reader Station Software with License:           440130-002/             [CONFIDENTIAL      TREATMENT      REQUESTED]
 Replay and Data Manager for Windows NT                  9105-0005-00

 PS-Quest Viewing Station Software with License:          440130-103              [CONFIDENTIAL      TREATMENT      REQUESTED]
 Replay and Data Manager for Windows NT                  9105-0003-00

 Time-Synchronized Video Monitoring Software for          149028-001/             [CONFIDENTIAL      TREATMENT      REQUESTED]
 PS-Tracker Reader Station                               8205-0006-00

 SLEEP SYSTEM HARDWARE

 PS~Tracker Main Unit (18 channels), Patient              790140-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 Interface Box and cable, 1-Ni-MN batteries &            9001-1028-00
 charger, 20MB memory card, protective leather
 case, carrying case, serial lead, oximeter
 probe and PS~Tracker Sensor Pak (includes
 reusable sensors and probes)

 PS~Tracker Main Unit (18 channels), Patient             790140-001 &             [CONFIDENTIAL      TREATMENT      REQUESTED]
 Interface Box and cable, 1-Ni-MN batteries &             440130-102/
 charger, 20MB memory card, protective leather          9001-1028-00 &
 case, carrying case, serial lead, oximeter              9101-0001-01
 probe and PS~Tracker Sensor Pak (includes
 reusable sensors and probes) with PS~Tracker
 Reader Station Software with License and
 Operator Manuals: Portable Manager, Portable
 Monitoring, Replay/Analysis and Data Manager
 for Windows 95

 PS~Tracker Screener Unit (10 Channels), Patient           PENDING/               [CONFIDENTIAL      TREATMENT      REQUESTED]
 Interface Box and cable, 1-Ni-MN battery &              9001-1029-00*
 charger, 20 MB memory card, Protective leather          9101-0006-01*
 case, carrying case, serial lead, oximeter
 probe and Sensor Pack with (1) PS~Tracker                  WITH PH
 Reader Station Software with License and                9401-0004-01*
 Operator Manuals: Portable manager, Portable
 Monitoring, Replay/Analysis and Data Manager
 for Windows 95

 SLEEP SYSTEM SOFTWARE

 PS~Tracker Reader Station Software with License          440130-102/             [CONFIDENTIAL      TREATMENT      REQUESTED]
 and Operator Manuals:  Portable Manager,                9101-0001-01
 Portable Monitoring, Replay Analysis and Data
 Manager for Windows 95

 PS~Tracker  Physician Viewing Station Software           440130-103              [CONFIDENTIAL      TREATMENT      REQUESTED]
 with License:  Replay and Data Manager for              9105-0003-00
 Windows 95


                                      28


 PS~QUEST (S-SERIES) PRICING                            MGC/COMPUMEDICS          OLD TRANSFER      NEW TRANSFER         CHANGE
                                                         PART NUMBERS               PRICE              PRICE
----------------------------------------------------------------------------------------------------------------------------------
 Time-Synchronized Video Monitoring Software for          149028-001              [CONFIDENTIAL      TREATMENT      REQUESTED]
 PS~Tracker Reader Station                               8205-0005-00


2. MEDICAL GRAPHICS PURCHASES: MGC will purchase the minimum quantities of product from Compumedics as defined as follows: During the period from November 19, 1998 to June 30, 1999 MGC will purchase a minimum of [CONFIDENTIAL TREATMENT REQUESTED] million USD of product. This includes undelivered product ordered prior to November 19, 1998 and Product ordered after November 19, 1998.

3. CUSTOMER SUPPORT FOR P-SERIES SYSTEMS NOT SOLD BY MGC: MGC will provide training, technical phone support, and warranty repair for future customers of Compumedics products sold through distribution, other than MGC, in the United States, when specifically requested in advance in writing by Compumedics, at the following at a rate:

     - Training - $[CONFIDENTIAL TREATMENT REQUESTED] per customer per three day class. Up to three persons can attend the class per customer site. (Expenses for travel are the customer's responsibility and are not included in the price.)
     - Installation, technical phone support, and warranty repair - $[CONFIDENTIAL TREATMENT REQUESTED] per P~System. Support will be provided for all Compumedics products, including hardware and software. Computers and peripherals will be that which is covered by the manufacturer's warranty, managed by Medical Graphics service department.
     - Medical Graphics services will be provided at the request of Compumedics by way of signed purchase order from Compumedics prior to the commencement of service by Medical Graphics.
     - Compumedics will provide MGC with name and pertinent account information on a monthly basis. MGC will invoice Compumedics monthly for services provided. Payment will be made due on a net 60 basis. Payment for warranty will be made on a quarterly basis for each account.

4. CATALOG PRICING: All transfer pricing not specifically addressed in this document will be as per the International Price List dated December, 1998. The effective date for this pricing is April 1, 1999. Any other change in price requires 90 day written notice by Compumedics.

     WE THE UNDERSIGNED AGREE TO ALL POINTS STATED ABOVE.



/s/ RICHARD JAHNKE
-------------------------------------------  ---------------------------------
RICHARD JAHNKE, CEO                          DATE
MEDICAL GRAPHICS CORPORATION



/s/ DAVID B. VIELE
-------------------------------------------  ---------------------------------
DAVID B. VIELE, CEO                          DATE
COMPUMEDICS US


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